SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 21, 2004

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 12. Results of Operations and Financial Conditions

On July 21, 2004 Convergys Corporation reported its results for the second quarter ended June 30, 2004. The earnings release for the second quarter ended June 30, 2004 is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 12 of Form 8-K. A one-hour conference call is scheduled on Wednesday, July 21, at 10:00 AM, EST, to discuss the company’s second quarter results. You can listen to our earnings conference call by webcast at www.convergys.com under “Invest in Convergys”.

The earnings release contains non-GAAP financial measures, including pro forma operating income, pro forma net income, pro forma diluted earnings per share and free cash flow, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys Corporation management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

Item 7. Financial Statements and Exhibits

(c)	Exhibits:

99.1 — Earnings Release of Convergys Corporation dated July 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President General Counsel and Secretary

Date: July 21, 2004

EXHIBIT INDEX

Exhibit No.
99.1	Earnings Release of Convergys Corporation dated July 21, 2004